Exhibit 99

News From

FOR IMMEDIATE RELEASE

December 30, 2004

HEALTHSOUTH REACHES SETTLEMENT WITH THE DEPARTMENT OF

JUSTICE – CIVIL DIVISION AND THE CENTERS FOR MEDICARE & MEDICAID SERVICES

Birmingham, Alabama – HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that it has signed a definitive global settlement agreement with the U.S. Department of Justice - Civil Division (DOJ), the Office of Inspector General of the Department of Health and Human Services (OIG), and the Centers for Medicare & Medicaid Services (CMS) to resolve issues associated with various Medicare billing practices. The settlement agreement includes a total cash payment of $325 million (plus interest) with an initial payment of $75 million and the balance to be paid quarterly over the course of three years.

“The resolution of this matter is an important step toward moving forward and resolving the issues inherited by our new management team,” said HealthSouth President and CEO Jay Grinney. “HealthSouth’s new management team is dedicated to developing a corporate culture characterized by integrity, quality and compliance – supporting our employees in their ongoing efforts to provide high quality care to patients across the country.”

HealthSouth said provisions for these settlement amounts have been incorporated in HealthSouth’s long-term financial projections. “We have been in negotiations on this settlement for some time and have taken these payments into account as we plan for the future. As I have mentioned in the past, I believe we will be able to make these payments without compromising the resources necessary to manage our facilities in a quality manner,” Grinney said.

The global settlement agreement resolves litigation brought by the DOJ in 2002 regarding certain outpatient physical therapy practices (including issues concerning “group therapy” or “concurrent therapy” billing). In addition, the settlement will close an investigation begun in April 2003, after the Company’s financial accounting was called into question – into prior Medicare cost reporting practices. As part of the settlement, the Company has signed an amended corporate integrity agreement with the OIG.

The settlement also includes the resolution of all Medicare cost report, home office cost statement, and appeal issues between HealthSouth and CMS for cost report periods ending on or before December 31, 2003.

HealthSouth was represented in the settlement negotiation by Reed Smith LLP.

About HealthSouth

HealthSouth is one of the nation’s largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities and Exchange Commission into HealthSouth’s financial reporting and related activity calling into question the accuracy of the Company’s previously filed financial statements; HealthSouth’s statement that as a result of the investigations, the Company’s previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth’s former accountants of their audit reports on all of the Company’s previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth’s ability to continue to operate in the ordinary course and manage it’s relationships with its creditors, including it’s lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.

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Media Contact Andy Brimmer, 205-410-2777

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